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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


      Date of Earliest Event Reported:  September 29, 1995


                   NEW ENGLAND ELECTRIC SYSTEM

       (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 389-2000

(Registrant's telephone number, including area code)
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Item 5.  Other Events
_____________________

          On September 29, 1995, the Massachusetts Department of Public Utilities approved an approximately $31 million (or 2.1 percent) rate increase for Massachusetts Electric Company, a subsidiary of New England Electric System. Massachusetts Electric Company had originally filed for a $62 million increase.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NEW ENGLAND ELECTRIC SYSTEM


                                       s/Alfred D. Houston
                                   By
                                       Alfred D. Houston
                                       Executive Vice President and
                                       Chief Financial Officer


Date:  October 3, 1995






The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.